Exhibit 99

PRESS RELEASE

GE Delivers $0.31 Operating EPS Excluding Effects of Preferred Redemption, Up 11%;
GE Reports Net EPS of $0.22, Up 22%;
Industrial Segment Revenue Growth of $23.4 billion, Up 19%; Industrial Orders Up 16%;
GE Capital Earns $1.5 billion, Up 79%

3Q 2011 Highlights

•	Operating earnings of $3.4 billion, up 11%
✓	Operating EPS of $0.24; $0.31 excluding effects of preferred redemption
✓	Continuing EPS of $0.22, down 21% (includes preferred redemption impact)
✓	Net EPS of $0.22, up 22% (includes discontinued operations)
•	Leading indicators remain encouraging
✓	Total revenues of $35.4 billion
✓	Industrial organic revenue growth of 8%
✓	Industrial segment global revenue growth of 25%
✓	Industrial backlog of $191 billion, a record
•	GE Capital earned $1.5 billion, with pre-tax earnings of $1.6 billion
✓	GECC/GECS Tier 1 Common Ratios of 11.0%/9.6%
•	Confident in 2011 framework; projecting double-digit operating EPS growth in 2012

FAIRFIELD, Conn. – October 21, 2011 – GE [NYSE: GE] announced today third-quarter 2011 operating earnings of $3.4 billion, or $0.31 per share, up 11%, from the third quarter of 2010 (excluding effects of the preferred redemption).

During the quarter, GE gave notice of redemption for the preferred stock held by Berkshire Hathaway, and subsequently redeemed the shares on October 17, 2011 for $3.3 billion. As expected, the redemption resulted in a $0.08 per share one-time impact.  Including the impact of the preferred redemption, Continuing EPS was $0.22, down 21%.  Net EPS was $0.22, up 22%.  Going forward, retiring the Berkshire preferred stock will improve GE’s annualized earnings per share by $0.03.

“We are pleased to deliver our sixth consecutive quarter of double-digit operating earnings growth in a volatile macro environment,” GE Chairman and CEO Jeff Immelt said.  “We improved earnings, achieved solid double-digit infrastructure order growth, executed on our balanced capital allocation plan and maintained a strong balance sheet.  We ended the quarter with a record high order backlog of $191 billion and we remain confident in our full-year 2011 operating framework.”

GE is aggressively investing in its growth platforms. Highlights from the quarter include the closing of GE’s acquisition of Converteam, a leading provider of power conversion and automation systems and high-efficiency power electronics, motors and generators.  GE continued to build its global position, including announcing two Russian joint ventures that will help modernize the country’s healthcare and power generation sectors.

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Industrial orders grew 16% as compared to the prior year quarter, which is the fourth straight quarter of double-digit growth.  GE also announced more than $3 billion in new customer wins across its Energy business during the quarter.  These included: $800 million of wins to supply gas and wind turbines for projects in Brazil that will produce 1.4 gigawatts of electricity – 40% of the total amount awarded in energy auctions conducted recently by Brazil’s National Electric Power Agency.  Other industrial wins included Delta Airlines announcing that it had ordered 100 Next-Generation 737-900ER aircraft powered by CFM56-7BE engines.

GE’s third quarter Industrial segment revenues were $23.4 billion, up 19%.  Revenues for the quarter were $35.4 billion, up 12% excluding the impact of NBCU.  GE’s Industrial segments experienced double-digit revenue growth both domestically and internationally with international revenues up 25% driven by strong double-digit growth in Brazil, Russia, China, India, Canada, Mexico and the Middle East.

“GE Capital executed across all of its businesses, earning $1.5 billion after tax, an increase of 79% from the third quarter of last year,” Immelt said.  “We grew GE Capital volume to $43 billion, up 15%.  GE Capital’s margins remained strong at 5.4% year-to-date and the business continues to benefit from the credit cycle recovery.  GE Capital continued to strengthen its capital ratios and liquidity during the quarter.  GECC and GECS Tier 1 common ratios were up to 11.0% and 9.6% and we have reduced leverage across the portfolio.”

Total segment profit was up 15% to $4.7 billion.  Margins declined from a year-ago primarily driven by Wind pricing in Energy.  GE expects Industrial margins to improve sequentially in the fourth quarter.  Cash generated from Industrial operating activities for the first nine months of 2011 totaled $6.5 billion.  At quarter-end GE had $91 billion of consolidated cash.  GE’s cash position enabled the Company to repurchase $1 billion of common stock during the third quarter and has enabled $3.7 billion in stock repurchases since the buyback program was restarted in the third quarter of 2010.

“We continue to successfully navigate a volatile global economy,” Immelt said.  “Our investment in research and development and global expansion is paying off with robust organic growth.  Our liquidity is strong.  GE Capital is safe and secure, with increasing competitive advantage.  Our balanced capital allocation plan is reducing share count, sustaining a strong dividend yield and funding growth.  We are well positioned to execute on our operating framework in 2011 and achieve double-digit operating EPS growth in 2012.”

Third-quarter 2011 Financial Highlights:

Third-quarter operating earnings were $3.4 billion, up 11% from $3.1 billion in the third quarter of 2010 and Operating EPS excluding the preferred redemption impact was $0.31, up 11% from $0.28 per share in the third quarter of last year.  GAAP earnings from continuing operations (attributable to GE) were $3.2 billion, up 4%, or $0.22 per share, down 21% from the prior year quarter.

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Including the effects of discontinued operations, third-quarter net earnings attributable to GE were $3.2 billion in 2011 compared with $2.1 billion in the third quarter of 2010, up 57%.  Net EPS was up 22%.

Positive items in the quarter were offset by one-time charges.

Third-quarter revenues were $35.4 billion for the quarter, up 12% excluding the impact of NBCU, and were flat compared to revenues of $35.4 billion from the prior year’s quarter. Industrial sales of $23.2 billion decreased 2% compared to 2010 and increased 18% excluding NBCU. GE Capital Services (GECS) revenues of $12.0 billion were up 1% from the third quarter of 2010.

Cash generated from GE Industrial operating activities for the first nine months of 2011 totaled $6.5 billion, down 35% from $10.1 billion for the comparable period of 2010.

The accompanying tables include information integral to assessing the Company’s financial position, operating performance and cash flow.

GE will discuss preliminary third-quarter results on a webcast at 8:30 a.m. ET today, available at www.ge.com/investors.  Related charts will be posted there prior to the webcast.

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GE (NYSE: GE) is a diversified infrastructure and finance company taking on the world’s toughest challenges. From aviation and power generation to financial services, healthcare solutions, oil and gas and rail, GE operates in more than 100 countries and employs about 300,000 people worldwide. For more information, visit the company's website at www.ge.com.

Caution Concerning Forward-Looking Statements:

This document contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: current economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; potential market disruptions or other impacts arising in the United States or Europe from developments in the European sovereign debt situation; the impact of conditions in the financial and credit markets on the availability and cost of General Electric Capital Corporation’s (GECC) funding and on our ability to reduce GECC’s asset levels as planned; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; changes in Japanese consumer behavior that may affect our estimates of liability for excess interest refund claims (Grey Zone); potential financial implications from the Japanese natural disaster; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level; our ability to

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convert customer wins (which represent pre-order commitments) into orders; the level of demand and financial performance of the major industries we serve, including, without limitation, air and rail transportation, energy generation, real estate and healthcare; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of financial services regulation; strategic actions, including acquisitions, joint ventures and dispositions and our success in completing announced transactions and integrating acquired businesses; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Investor Contact:
Trevor Schauenberg, 203.373.2424 (office)
trevor.a.schauenberg@ge.com

Media Contact:
Kenny Juarez, 203.373.3061 (office); 203.224.9854 (mobile)
kenneth.juarez@ge.com

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GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE (a)			Financial Services (GECS)
Three months ended September 30	2011	2010	V%	2011	2010	V%	2011	2010	V%
Revenues
Sales of goods and services	$23,138	$23,601		$23,230	$23,593		$32	$40
Other income	556	187		621	223		-	-
GECS earnings from continuing operations	-	-		1,453	780		-	-
GECS revenues from services	11,673	11,585		-	-		11,986	11,914
Total revenues	35,367	35,373	-%	25,304	24,596	3%	12,018	11,954	1%

Costs and expenses
Cost of sales, operating and administrative expenses	26,194	25,590		21,344	20,252		5,135	5,536
Interest and other financial charges	3,735	3,822		356	393		3,560	3,573
Investment contracts, insurance losses and insurance annuity benefits	719	741		-	-		755	796
Provision for losses on financing receivables	1,020	1,637		-	-		1,020	1,637
Total costs and expenses	31,668	31,790	-%	21,700	20,645	5%	10,470	11,542	(9)%

Earnings from continuing operations before income taxes	3,699	3,583	3%	3,604	3,951	(9)%	1,548	412	F
Benefit (provision) for income taxes	(435)	(319)		(378)	(705)		(57)	386
Earnings from continuing operations	3,264	3,264	-%	3,226	3,246	(1)%	1,491	798	87%

Earnings (loss) from discontinued operations, net of taxes	1	(1,052)		1	(1,052)		2	(1,052)

Net earnings (loss)	3,265	2,212	48%	3,227	2,194	47%	1,493	(254)	F

Less net earnings (loss) attributable to noncontrolling interests	41	157		3	139		38	18
Net earnings (loss) attributable to the Company	3,224	2,055	57%	3,224	2,055	57%	1,455	(272)	F

Preferred stock dividends declared	(881)	(75)		(881)	(75)		-	-
Net earnings (loss) attributable to GE common shareowners	$2,343	$1,980	18%	$2,343	$1,980	18%	$1,455	$ (272)	F

Amounts attributable to the Company:
Earnings from continuing operations	$3,223	$3,107	4%	$3,223	$3,107	4%	$1,453	$780	86%
Earnings (loss) from discontinued operations, net of taxes	1	(1,052)		1	(1,052)		2	(1,052)
Net earnings (loss) attributable to the Company	$3,224	$2,055	57%	$3,224	$2,055	57%	$1,455	$ (272)	F

Per-share amounts - earnings from continuing operations
Diluted earnings per share	$0.22	$0.28	(21)%
Basic earnings per share	$0.22	$0.28	(21)%

Per-share amounts - net earnings
Diluted earnings per share	$0.22	$0.18	22%
Basic earnings per share	$0.22	$0.18	22%

Total average equivalent shares
Diluted shares	10,607	10,691	(1)%
Basic shares	10,580	10,674	(1)%

Dividends declared per common share	$0.15	$0.12	25%

Amounts attributable to the Company:
Earnings from continuing operations	$3,223	$3,107	4%
Less: Non-operating pension costs/(income), net of taxes	172	(50)
Operating earnings (non-GAAP measure)	$3,395	$3,057	11%

Operating earnings - diluted earnings per share	$0.24	$0.28	(14)%
Operating earnings excluding the effects of the preferred
stock redemption - diluted earnings per share	$0.31	$0.28	11%

(a)	Refers to the Industrial businesses of the Company including GECS on an equity basis.

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "Consolidated" columns. See Note 1 to the 2010 consolidated financial statements at www.ge.com/ar2010 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE (a)			Financial Services (GECS)
Nine months ended September 30	2011	2010	V%	2011	2010	V%	2011	2010	V%
Revenues
Sales of goods and services	$68,037	$71,778		$68,293	$71,505		$116	$489
Other income	4,805	815		4,962	903		-	-
GECS earnings from continuing operations	-	-		4,814	2,016		-	-
GECS revenues from services	36,485	35,775		-	-		37,386	36,730
Total revenues	109,327	108,368	1%	78,069	74,424	5%	37,502	37,219	1%

Costs and expenses
Cost of sales, operating and administrative expenses	77,207	78,100		62,333	61,849		15,718	16,974
Interest and other financial charges	11,309	11,689		1,032	1,166		10,750	10,916
Investment contracts, insurance losses and insurance annuity benefits	2,201	2,210		-	-		2,314	2,353
Provision for losses on financing receivables	2,988	5,824		-	-		2,988	5,824
Total costs and expenses	93,705	97,823	(4)%	63,365	63,015	1%	31,770	36,067	(12)%

Earnings from continuing operations before income taxes	15,622	10,545	48%	14,704	11,409	29%	5,732	1,152	F
Benefit (provision) for income taxes	(5,266)	(1,624)		(4,437)	(2,479)		(829)	855
Earnings from continuing operations	10,356	8,921	16%	10,267	8,930	15%	4,903	2,007	F

Earnings (loss) from discontinued operations, net of taxes	274	(1,506)		274	(1,506)		276	(1,502)

Net earnings	10,630	7,415	43%	10,541	7,424	42%	5,179	505	F

Less net earnings (loss) attributable to noncontrolling interests	209	306		120	315		89	(9)
Net earnings attributable to the Company	10,421	7,109	47%	10,421	7,109	47%	5,090	514	F

Preferred stock dividends declared	(1,031)	(225)		(1,031)	(225)		-	-
Net earnings attributable to GE common shareowners	$9,390	$6,884	36%	$9,390	$6,884	36%	$5,090	$514	F

Amounts attributable to the Company:
Earnings from continuing operations	$10,147	$8,615	18%	$10,147	$8,615	18%	$4,814	$2,016	F
Earnings (loss) from discontinued operations, net of taxes	274	(1,506)		274	(1,506)		276	(1,502)
Net earnings attributable to the Company	$10,421	$7,109	47%	$10,421	$7,109	47%	$5,090	$514	F

Per-share amounts - earnings from continuing operations
Diluted earnings per share	$0.86	$0.78	10%
Basic earnings per share	$0.86	$0.78	10%

Per-share amounts - net earnings
Diluted earnings per share	$0.88	$0.64	38%
Basic earnings per share	$0.88	$0.64	38%

Total average equivalent shares
Diluted shares	10,626	10,689	(1)%
Basic shares	10,595	10,672	(1)%

Dividends declared per common share	$0.44	$0.32	38%

Amounts attributable to the Company:
Earnings from continuing operations	$10,147	$8,615	18%
Less: Non-operating pension costs/(income), net of taxes	516	(157)
Operating earnings (non-GAAP measure)	$10,663	$8,458	26%

Operating earnings - diluted earnings per share	$0.91	$0.77	18%
Operating earnings excluding the effects of the preferred
stock redemption - diluted earnings per share	$0.98	$0.77	27%

(a)	Refers to the Industrial businesses of the Company including GECS on an equity basis

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "Consolidated" columns. See Note 1 to the 2010 consolidated financial statements at www.ge.com/ar2010 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (Unaudited)

	Three Months			Nine Months
	Ended September 30			Ended September 30
(Dollars in millions)	2011	2010	V%	2011	2010	V%

Revenues
Energy Infrastructure	$10,855	$8,359	30%	$30,706	$26,554	16%
Aviation(a)	4,835	4,391	10%	13,935	12,815	9%
Healthcare(a)	4,332	3,958	9%	12,920	11,793	10%
Transportation(a)	1,287	869	48%	3,421	2,344	46%
Home & Business Solutions	2,094	2,125	(1)%	6,236	6,315	(1)%
GE Capital	11,148	11,101	-%	34,985	34,676	1%
Total segment revenues	34,551	30,803	12%	102,203	94,497	8%
Corporate items and eliminations(a)	816	4,570	(82)%	7,124	13,871	(49)%
Consolidated revenues from continuing operations	$35,367	$35,373	-%	$109,327	$108,368	1%

Segment profit(a)
Energy Infrastructure	$1,503	$1,656	(9)%	$4,436	$5,047	(12)%
Aviation(a)	862	805	7%	2,662	2,483	7%
Healthcare(a)	608	581	5%	1,850	1,739	6%
Transportation(a)	196	101	94%	531	242	F
Home & Business Solutions	38	104	(63)%	218	318	(31)%
GE Capital	1,467	818	79%	4,927	2,131	F
Total segment profit	4,674	4,065	15%	14,624	11,960	22%

Corporate items and eliminations(a)	(717)	140	U	992	300	F
GE interest and other financial charges	(356)	(393)	9%	(1,032)	(1,166)	11%
GE provision for income taxes	(378)	(705)	46%	(4,437)	(2,479)	(79)%

Earnings from continuing operations attributable to the Company	3,223	3,107	4%	10,147	8,615	18%

Earnings (loss) from discontinued operations, net of taxes,	1	(1,052)	F	274	(1,506)	F
attributable to the Company

Consolidated net earnings attributable to the Company	$3,224	$2,055	57%	$10,421	$7,109	47%

(a)
Effective January 1, 2011, we reorganized our segments. We have reclassified prior-period amounts to conform to the current-period presentation. Segment profit excludes results reported as discontinued operations, earnings attributable to noncontrolling interests of consolidated subsidiaries and accounting changes. Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment’s management is measured – excluded in determining segment profit, which we sometimes refer to as “operating profit,” for Energy Infrastructure, Aviation, Healthcare, Transportation and Home & Business Solutions; included in determining segment profit, which we sometimes refer to as “net earnings,” for GE Capital. Results of our formerly consolidated subsidiary, NBC Universal, are reported in the Corporate items and eliminations line. Prior to January 1, 2011, segment profit excluded the effects of principal pension plans. Beginning January 1, 2011, we allocate service costs related to our principal pension plans and we no longer allocate the retiree costs of our postretirement healthcare benefits to our segments. This revised allocation methodology better aligns segment operating costs to the active employee costs, which are managed by the segments.

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)
Additional Information

	Three Months			Nine Months
	Ended September 30			Ended September 30
(Dollars in millions)	2011	2010	V%	2011	2010	V%

Energy Infrastructure
Revenues	$10,855	$8,359	30%	$30,706	$26,554	16%

Segment profit	$1,503	$1,656	(9)%	$4,436	$5,047	(12)%

Revenues
Energy	$ 8,522	$6,812	25%	$24,508	$22,044	11%
Oil & Gas	2,526	1,778	42%	6,781	5,145	32%

Segment profit
Energy	$1,221	$1,393	(12)%	$3,710	$4,393	(16)%
Oil & Gas	319	287	11%	851	770	11%

GE Capital
Revenues	$11,148	$11,101	-%	$34,985	$34,676	1%

Segment profit	$1,467	$ 818	79%	$ 4,927	$2,131	F

Revenues
Commercial Lending and Leasing (CLL)	$4,512	$ 4,551	(1)%	$13,786	$13,651	1%
Consumer	4,032	4,097	(2)%	13,035	12,840	2%
Real Estate	935	953	(2)%	2,834	2,888	(2)%
Energy Financial Services	221	291	(24)%	931	1,677	(44)%
GE Capital Aviation Services (GECAS)	1,265	1,321	(4)%	3,917	3,819	3%

Segment profit
CLL	$688	$443	55%	$1,943	$987	97%
Consumer	737	773	(5)%	2,976	1,977	51%
Real Estate	(82)	(405)	80%	(775)	(1,332)	42%
Energy Financial Services	79	55	44%	330	334	(1)%
GECAS	208	158	32%	835	763	9%

GENERAL ELECTRIC COMPANY
Condensed Statement of Financial Position

(Dollars in billions)
	Consolidated		GE (a)		Financial Services (GECS)
Assets	9/30/11	12/31/10	9/30/11	12/31/10	9/30/11	12/31/10
Cash & marketable securities	$137.8	$122.9	$8.7	$19.3	$129.7	$104.2
Receivables	18.7	18.6	11.9	10.4	-	-
Inventories	15.0	11.5	15.0	11.5	-	0.1
Financing receivables - net	285.8	303.0	-	-	293.7	312.2
Property, plant & equipment - net	66.1	66.2	13.7	12.4	52.3	53.8
Investment in GECS	-	-	76.0	69.0	-	-
Goodwill & intangible assets	85.7	74.4	56.3	45.0	29.4	29.4
Other assets	123.8	105.3	36.5	17.3	93.4	93.5
Assets of businesses held for sale	3.2	36.9	0.1	33.8	3.1	3.1
Assets of discontinued operations	1.6	12.4	0.1	0.1	1.5	12.4

Total assets	$737.7	$751.2	$218.3	$218.8	$603.1	$608.7

Liabilities and equity
Borrowings and bank deposits	$466.1	$478.6	$10.7	$10.1	$456.8	$470.5
Investment contracts, insurance liabilities and
insurance annuity benefits	29.9	29.6	-	-	30.4	30.0
Other liabilities	111.3	100.2	81.8	70.0	35.3	35.0
Liabilities of businesses held for sale	1.9	16.0	-	15.5	1.8	0.6
Liabilities of discontinued operations	1.7	2.6	0.2	0.2	1.6	2.4
GE shareowners' equity	124.5	118.9	124.5	118.9	76.0	69.0
Noncontrolling interests	2.3	5.3	1.1	4.1	1.2	1.2

Total liabilities and equity	$737.7	$751.2	$218.3	$218.8	$603.1	$608.7

(a)	Refers to the Industrial businesses of the Company including GECS on an equity basis

September 30, 2011, information is unaudited.  Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "Consolidated" columns. See Note 1 to the 2010 consolidated financial statements at www.ge.com/ar2010 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. We have referred to operating earnings, operating earnings per share, operating earnings per share excluding the effects of the preferred stock redemption, Industrial organic revenue growth, revenues excluding the impact of NBCU, Industrial sales excluding the impact of NBCU and cash generated from Industrial operating activities (Industrial CFOA). The reconciliations of these measures to the most comparable GAAP measures follow.

Operating Earnings and Operating Earnings per Share
	Three months ended September 30
(Dollars in millions; except earnings per share)	2011	2010	V%

Earnings from continuing operations attributable to GE	$3,223	$3,107	4%
Less non-operating pension costs/(income), net of tax	172	(50)
Operating earnings	$3,395	$3,057	11%

Earnings per share - diluted(a)
Continuing earnings per share	$ 0.22	$0.28	(21)%
Less: non-operating pension costs/(income) after tax	0.02	-
Operating earnings per share	0.24	0.28	(14)%

Less: Effects of the preferred stock redemption	0.08	-
Operating EPS excluding the effects of the preferred stock redemption	$ 0.31	$0.28	11%

	Nine months ended September 30
(Dollars in millions; except earnings per share)	2011	2010	V%

Earnings from continuing operations attributable to GE	$10,147	$8,615	18%
Less non-operating pension costs/(income), net of tax	516	(157)
Operating earnings	$10,663	$8,458	26%

Earnings per share - diluted(a)
Continuing earnings per share	$0.86	$0.78	10%
Less: non-operating pension costs/(income) after tax	0.05	(0.01)
Operating earnings per share	0.91	0.77	18%

Less: Effects of the preferred stock redemption	0.08	-
Operating EPS excluding the effects of the preferred stock redemption	$0.98	$0.77	27%

(a)	Earnings-per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.

Operating earnings excludes non-service related pension costs of our principal pension plans comprising interest cost, expected return on plan assets and amortization of actuarial gains/losses. The service cost and prior service cost components of our principal pension plans are included in operating earnings. We believe that these components of pension cost better reflect the ongoing service-related costs of providing pension benefits to our employees. As such, we believe that our measure of operating earnings provides management and investors with a useful measure of the operational results of our business. Other components of GAAP pension cost are mainly driven by market performance, and we manage these separately from the operational performance of our businesses. Neither GAAP nor operating pension costs are necessarily indicative of the current or future cash flow requirements related to our pension plan. We also believe that this measure, considered along with the corresponding GAAP measure, provides management and investors with additional information for comparison of our operating results to the operating results of other companies. We also believe that operating EPS excluding the effects of the $806 million preferred dividend related to the redemption of our preferred stock (calculated as the difference between the carrying value and the redemption value of the preferred stock) is a meaningful measure because it increases the comparability of period-to-period results.

Industrial Organic Revenue Growth
	Three months ended September 30
(Dollars in millions)	2011	2010	V%

GE revenues as reported	$25,304	$24,596	3%
Less GECS earnings from continuing operations	1,453	780
Industrial revenues	23,851	23,816	-%
Less the effects of:
Acquisitions, business dispositions (other than dispositions of businesses
acquired for investment) and currency exchange rates	2,476	4,113
Industrial revenues excluding effects of acquisitions, business dispositions
(other than dispositions of businesses acquired for investment)
and currency exchange rates (Industrial organic revenues)	$21,375	$19,703	8%

Organic revenue growth measures revenue excluding the effects of acquisitions, business dispositions and currency exchange rates.  We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and currency exchange, which activities are subject to volatility and can obscure underlying trends.  We also believe that presenting organic revenue growth separately for our industrial businesses provides management and investors with useful information about the trends of our industrial businesses and enables a more direct comparison to other non-financial businesses and companies.  Management recognizes that the term "organic revenue growth" may be interpreted differently by other companies and under different circumstances. Although this may have an effect on comparability of absolute percentage growth from company to company, we believe that these measures are useful in assessing trends of the respective businesses or companies and may therefore be a useful tool in assessing period-to-period performance trends.

Revenues excluding impact of NBCU
	Three months ended September 30
(Dollars in millions)	2011	2010	V%

Revenues as reported	$35,367	$35,373	-%
Less NBCU-related revenues	394	4,069
Revenues excluding impact of NBCU	$34,973	$31,304	12%

During the first quarter of 2011, we transferred the assets of the NBCU business and Comcast Corporation transferred certain of its assets to a newly formed entity, in which we now hold a 49% interest.  Consolidated revenues include revenues from NBCU operations prior to this transfer as well as the transaction related gain. We have provided the percentage of revenue growth excluding the impact of NBCU, as the volatility related to NBCU revenues can obscure underlying trends.  We believe that this measure, considered along with the corresponding GAAP measure of consolidated revenues, provides management and investors with additional information that is useful in assessing period-to-period performance trends.

Industrial sales excluding impact of NBCU
	Three months ended September 30
(Dollars in millions)	2011	2010	V%

GE sales as reported	$23,230	$23,593	(2)%
Less NBCU-related sales	–	3,957
Industrial sales excluding impact of NBCU	$23,230	$19,636	18%

During the first quarter of 2011, we transferred the assets of the NBCU business and Comcast Corporation transferred certain of its assets to a newly formed entity, in which we now hold a 49% interest. GE sales include sales from NBCU operations prior to this transfer. We have provided the percentage of Industrial sales growth excluding the impact of NBCU, as the volatility related to NBCU sales can obscure underlying trends.  We believe that this measure, considered along with the corresponding GAAP measure of GE sales, provides management and investors with additional information that is useful in assessing period-to-period performance trends.

Industrial CFOA
	Nine months ended September 30
(Dollars in millions)	2011	2010	V%

Cash from GE's operating activities as reported	$6,544	$10,142	(35)%
Less dividends from GECS	–	–
Cash from GE's operating activities excluding dividends
from GECS (Industrial CFOA)	$6,544	$10,142	(35)%

We define “Industrial CFOA” as GE’s cash from operating activities less the amount of dividends received by GE from GECS. This includes the effects of intercompany transactions, including GE customer receivables sold to GECS; GECS services for trade receivables management and material procurement; buildings and equipment (including automobiles) leased by GE from GECS; information technology (IT) and other services sold to GECS by GE; aircraft engines manufactured by GE that are installed on aircraft purchased by GECS from third-party producers for lease to others; and various investments, loans and allocations of GE corporate overhead costs. We believe that investors may find it useful to compare GE’s operating cash flows without the effect of GECS dividends, since these dividends are not representative of the operating cash flows of our industrial businesses and can vary from period to period based upon the results of the financial services businesses. Management recognizes that this measure may not be comparable to cash flow results of companies which contain both industrial and financial services businesses, but believes that this comparison is aided by the provision of additional information about the amounts of dividends paid by our financial services business and the separate presentation in our financial statements of the Financial Services (GECS) cash flows. We believe that our measure of Industrial CFOA provides management and investors with a useful measure to compare the capacity of our industrial operations to generate operating cash flow with the operating cash flow of other non-financial businesses and companies and as such provides a useful measure to supplement the reported GAAP CFOA measure.